EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 of our report dated April 7, 2005 related to the financial statements of IHealth Inc.

We also consent to the reerence to our Firm under the caption "Experts" in the Registration Statement.

/s/ Webb & Company, P.A.
Webb & Company, P.A.
Certified Public Accountants


Boynton Beach, Florida
April 26, 2005